MORGAN & COMPANY



EXHIBIT 23.3







CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Cimbix Corporation Amended and Restated 2005 Consulting Services Plan, of our report, dated February 1, 2005, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-KSB of Cimbix Corporation for the year ended September 30, 2004.




Vancouver, Canada	/S/ Morgan & Company

June 20, 2005	       Chartered Accountants